CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-271019 on Form S-8 of our report dated February 28, 2024, relating to the financial statements of NewAmsterdam Pharma Company N.V. appearing in the Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte Accountants B.V.

Eindhoven, the Netherlands

February 28, 2024